Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

OF INSPRO TECHNOLOGIES CORPORATION REQUIRED

BY RULE 13a-14(b) UNDER THE EXCHANGE ACT

In connection with the Quarterly Report of InsPro Technologies Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald R. Caldwell, Chief Executive Officer of the Company, certify that, based on my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2015

/s/ DONALD R. CALDWELL

Donald R. Caldwell
Chief Executive Officer and Chairman of the Board of Directors